SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒    Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

EL PASO CORPORATION

(Names of Registrant as Specified in Its Charters)

SELIM K. ZILKHA

(Names of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

The following were added to the saveelpasonow.com website today:

El Paso’s 2003 First Quarter Results

In which the Company reported a net loss of $394 million compared to earnings of $383 million in the first quarter of 2002.

“The company once again reported large non-recurring chargesIn total, El Paso has taken non-recurring charges in excess of $5 billion, or almost $7.50 per share, since 2000. El Paso has written off more than it has reported in pro-forma earnings over this time period…”

Michael C. Heim

A.G. Edwards

May 13, 2003

Management Change Announcement

In which three executives announced their resignation from El Paso

“One advantage that the existing management team had over the dissident management team led by Selim Zilkha was the knowledge it had of its assets and the continuity that this management team provided in an environment in which El Paso shares have begun to perform well. Now that much of the senior portion of this knowledge bases has left, we believe the pendulum has swung in the direction of the dissident shareholders.”

Gordon Howald/ Angela T. Ho

Credit Lyonnais Securities

May 14, 2003

“El Paso announced that it would be shrinking its senior officer ranks by four, with several executives leaving the company…We view these departures as more symbolic than functional. In our view, they reflect management’s appropriate intent to make another statement with regard to its “Clean Slate” initiative ahead of its important June shareholders meeting, at which El Paso is attempting to defend its board of directors against a proxy fight intending to replace it.”

Raymond C. Niles

Smith Barney

May 13, 2003

“As part of attempts to reduce costs (the latest iteration has been dubbed its “Clean Slate Initiative”) the company announced that it will be eliminating three senior executive positions, including that of President and COO H. Brent Austin. While we think these executives are talented and capable, the elimination of their positions does point to EP’s aggressive cost cutting efforts and is in areas where EP will longer be focusing its future efforts (e.g. trading and LNG). Indirectly, it also points to the company’s efforts at ‘regime change’ ahead of the June 17th proxy battle.”

Anatol Feygin/ Gabe Moreen

J.P. Morgan

May 14, 2003

MEDIA COVERAGE

TheStreet.com Wall Street Chomps Into El Paso’s Frank Talk May 13, 2003 read article [LINK]

El Paso Shakes Up Its Top Ranks May 13, 2003 read article [LINK]

El Paso Board Battle Heats Up May 12, 2003 read article [LINK]

ROE v. Paid: Utility Earnings Power Outage May 9, 2003 read article [LINK]

El Paso Insiders Lasso Lucrative Loans May 5, 2003 read article [LINK]

Energy CEOs Find the Tank’s Still Full April 21, 2003 read article [LINK]

El Paso Fires Back at Dissidents in Proxy April 10, 2003 read article [LINK]

El Paso Hits a Red Ink Gusher March 31, 2003 read article [LINK]

Feeling the Heat, El Paso’s Wise Walks March 13, 2003 read article [LINK]

Boardroom Brawl Gets Nastier at El Paso March 12, 2003 read article [LINK]

El Paso Holder Takes Run at Board February 18, 2003 read article [LINK]

El Paso Veers Off the Wise Course February 11, 2003 read article [LINK]

El Paso Seeks to Silence Skeptics February 10, 2003 read article [LINK]

The New York Times After Settlement, El Paso Reports a Loss April 1, 2003 read article [LINK]

El Paso Appoints an Interim Chief March 13, 2003 read article [LINK]

The Wall Street Journal (Subscription Required) El Paso Dissident’s Nominees Would Replace CEO/Chairman Kuehn April 28, 2003

Sierra Pacific Claims Pipelines Created Artificially High Prices Despite CEO Change April 22, 2003

El Paso Records a Hefty Loss, Amid $1.33 Billion in Charges March 31, 2003

El Paso Will Pay $20 Million To Settle Price-Fixing Probe March 27, 2003

El Paso to Take a Charge For California Settlement March 24, 2003

El Paso Proxy Fight Still Has Teeth Despite CEO Change March 14, 2003

El Paso Shareholder Responds To Wise Departure March 13, 2003

El Paso’s Wise Gets Early Exit Amid Shareholder Proxy Fight March 13, 2003

Major El Paso Holder Launches Proxy Fight to Unseat Board February 19, 2003

Financial Times (Subscription Required) El Paso Cuts Executive Team May 13, 2003

COMPANIES & FINANCE INTERNATIONAL: Old Guard Will Fight To Turn Back the Clock March 15, 2003

Reuters El Paso Posts a Loss After Hefty Charge March 31, 2003

CNNmoney El Paso Shareholder Starts Proxy Fight March 11, 2003

Houston Chronicle El Paso Corp. reports $394 million net loss May 14, 2003 read article [LINK]

3 at Top Leave Struggling El Paso Corp. Rebel Planning to Spend Nearly $6 Million in Battle May 13, 2003 read article [LINK]

El Paso Girds for its Defense Total May Hit $10 Million May 10, 2003 read article [LINK]

Severance Deals Should Be Next on List of Disclosures May 8, 2003 read article [LINK]

El Paso Stockholders Consider Similar Plans May 7, 2003 read article [LINK]

Asking Investors to Jump on Board April 26, 2003

Belt-Tightening All But Triples at El Paso April 25, 2003

Ex-CEO May Challenge El Paso’s Severance April 25, 2003

More Jobs Likely To Go At El Paso April 11, 2003

CBS MarketWatch El Paso Shares Fall on Q1 Loss May 13, 2003 read article [LINK]

El Paso Dips on Analyst Downgrade April 25, 2003 read article [LINK]

El Paso CEO Resigns March 12, 2003 read article [LINK]

Houston Business Journal El Paso Slides into Quarterly Loss, Trims Executive Staff May 13, 2003 read article [LINK]

El Paso, Dynegy Named in Lawsuit April 25, 2003 read article [LINK]

San Francisco Chronicle Sierra Pacific Sues El Paso, Others For Fraud April 21, 2003 read article [LINK]

Gouging, Past and Present March 27, 2003 read article [LINK]

Las Vegas Sun Nevada Power Cites Market Manipulation April 24, 2003 read article [LINK]

Las Vegas Review ENERGY CRISIS: Accord in West Disrupted April 22, 2003 read article [LINK]

Miami Herald El Paso Shareholder Starts Proxy Battle March 11, 2003 read article [LINK]

Kansas City Star El Paso Posts $1.7 Billion Fourth-Quarter Loss; $1.47 Billion Loss for 2002 March 31, 2003 read article [LINK]

El Paso Shareholder Officially Launches Proxy Battle March 11, 2003 read article [LINK]

Las Vegas Sun Nevada Power Cites Market Manipulation April 24, 2003 read article [LINK]

Las Vegas Review ENERGY CRISIS: Accord in West Disrupted April 22, 2003 read article [LINK]

Miami Herald El Paso Shareholder Starts Proxy Battle March 11, 2003 read article [LINK]

Kansas City Star El Paso Posts $1.7 Billion Fourth-Quarter Loss; $1.47 Billion Loss for 2002 March 31, 2003 read article [LINK]

El Paso Shareholder Officially Launches Proxy Battle March 11, 2003 read article [LINK]

On May 12, 2003, Selim K. Zilkha filed with the Securities and Exchange Commission a definitive proxy statement relating to his solicitation of proxies with respect to the 2003 El Paso annual meeting of stockholders. Mr. Zilkha has furnished the definitive proxy statement to El Paso’s stockholders and may file other proxy solicitation materials.

Investors and security holders are urged to read the proxy statement and any other proxy solicitation materials, when they become available, because they contain important information.

Investors and security holders may obtain a free copy of the definitive proxy statement and other documents filed by Mr. Zilkha with the Commission at the Commission’s website at http://www.sec.gov. You may also access a copy of Mr. Zilkha’s definitive proxy statement by accessing www.saveelpasonow.com. In addition, you may obtain a free copy of the definitive proxy statement by contacting Innisfree M&A Incorporated toll free at (877) 750-5837 (banks and brokers call collect at (212) 750-5833).

Some of the statements contained in this filing may constitute “forward-looking statements,” which for this purpose includes all statements that are not of historical fact. The actual future financial performance of El Paso could differ materially from those anticipated by these forward-looking statements. There can be no assurance that Mr. Zilkha or the nominees will succeed in their efforts to turn El Paso around. 0-5837 (banks and brokers call collect at (212) 750-5833).

Detailed information regarding the names, affiliations and interests of individuals who may be deemed participants in the solicitation of proxies of El Paso stockholders is included in the proxy statement.

This filing may quote or refer to independent industry research reports, financial analyst reports and newspaper articles. To the extent such a quote is included in this presentation, Mr. Zilkha has not sought or obtained the consent of the quoted source to the use of such quote as proxy soliciting material.